Exhibit 10.1

POST CLOSING AMENDMENT TO THE ASSIGNMENT AND ASSUMPTION AGREEMENT

This Post Closing Amendment Assignment and Assumption Agreement is entered into as of December 23, 2019 (this “Amendment”) by and between Lans Holdings Inc., a Nevada Corporation having its principle place of business at 801 Brickell, Miami, FL 33133 (“Assignor”), Meso Numismatics Inc. a Nevada Corporation having its principal place of business at 433 Plaza Real Suite 275 Boca Raton, Florida 3432 (“Assignee”), Global Stem Cells Group Inc. a Florida Corporation having its principal place of business at 14750 NW 77th Court, suite 304, Miami Lakes, Florida, 33016 USA (“Global”) and Benito Novas, CEO of Global, in his capacity as CEO and shareholder of Global and residing in Miami Florida (“BN”) (“Assignor, Assignee, Global and BN individually a “Party” and together the “Parties).

WHEREAS, the Parties entered into an Assignment and Assumption Agreement dated November 27, 2019, attached hereto as EXHIBIT A (the “Original Agreement”);

WHEREAS, the Parties deem it to be in their respective best interests to amend the Original Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment. The Original Agreement is hereby amended as follows:

Section 2 of the Original Agreement has been amended and shall henceforwith read as follows:

2. Assumption. In consideration for the Assignment, Assignee shall:

I. Assume, undertake and agree to hereafter pay, perform and discharge in accordance with their terms any and all of the liabilities, obligations and commitments pursuant to the New LOI;

II. Assume, and undertake and agree to hereafter pay, perform and discharge in accordance with their terms any and all of the liabilities, obligations and commitments of Assignor relating to certain debt appearing on Assignor’s books, the whole as enumerated and set forth in Annex C attached herein (the “Assigned Debt”); and

III. Issue to Assignor 1,000 shares of its Series CC Convertible Preferred Stock (“Preferred Shares”). Such Preferred Shares shall bear the preferences as set out herewith in Annex D. Such Preferred Shares when issued, shall be validly issued, fully paid and non-assessable, and free from all liens, claims and encumbrances with respect to the issue thereof and shall bear a restrictive legend if and as required pursuant to applicable securities law.

IV. Notwithstanding the above, Assignee agrees to grant Assignor the option, within 120 days of execution of this herein Amendment, to receive the Preferred Shares bearing the same preferences as set out in Annex D of the Original Agreement, except that:

a.	All outstanding shares of Series CC Convertible Preferred Stock, in the number set forth in Annex E, shall automatically convert two years from date of issuance (‘Automatic Conversion Date”); and

b.	The holder may, from time to time and at any time prior to the Automatic Conversion Date, convert part or all of its shares of Series CC Convertible Preferred Stock into a number of fully paid and nonassessable shares of common stock at a price per share determined by dividing the number of issued and outstanding shares of common stock of the Company on the date of conversion, by 8,000,000 and multiplying the result by 2.7 (Conversion Price”).

The form of Amendment to the Certificate of Designation of the Preferred Shares is set forth herein as Annex E. Assignee and Assignor undertake to enter into any other agreements and take any and all other actions as may be required to give effect to this herein Subsection 2 IV.

V. Grant registration rights to Assignor whereby Assignee undertakes to file a Registration Statement under the Securities Act to permit the distribution of the Preferred Shares (“Registrable Securities”), as permitted by Rule 415 under the Securities Act. The Registration Statement filed with the Commission pursuant to this Amendment shall be filed on Form S-1 or such other form of registration statement as is available to effect a registration of the Preferred Shares for the purposes of distribution and shall contain provisions and/or any plan of such distribution as required, pursuant to any method or combination of methods legally available to, and requested by, the Assignor. Assignee and Assignor undertake to enter into any other agreements and take any and all other actions as may be required to give effect to this herein Subsection 2V.

3. Miscellaneous.

I. This Amendment including the recitals and all of the Annexes attached hereto, along with the Original Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof, and supersedes all prior contracts, amendments, arrangements, communications, discussions, representations and warranties, whether oral or written, between the Parties.

II. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without giving effect to the principles of conflict of law.

III. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered, sent by electronic means to the address as shall have been communicated by each Party to the other Parties, or by established overnight courier to the addresses first stated above.

IV. This Amendment may not be amended except by instrument in writing signed by each of the Parties.

VI. Each Party shall cooperate and take any and all actions as may be reasonably requested by another Party in order to carry out the provisions and purposes of this Amendment.

VI. If any one or more of the provisions contained in this Amendment shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

VII. The recitals to this Amendment are incorporated herein by this reference and made a material part of this Amendment.

VIII. Except as specifically amended by this Amendment the terms and conditions of the Original Agreement remain in full force and effect.

IX. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Facsimile or electronic signatures of the undersigned Parties will have the same force and effect as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed and delivered this Assignment and Assumption Amendment as of the date first above written.

GLOBAL STEM CELLS GROUP INC.		MESO NUMISMATICS INC.

By:	/s/: Benito Novas	By:	/s/: Melvin Pereira
	Benito Novas, CEO		Melvin Pereira, CEO

BENITO NOVAS	LANS HOLDINGS INC.

/s/: Benito Novas	By:	/s/ Trevor Allen
Benito Novas , Individual		Trevor Allen, CEO

EXHIBIT A

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement is entered into as of November 27, 2019 (this “Agreement”) by and between Lans Holdings Inc., a Nevada Corporation having its principle place of business at 801 Brickell, Miami, FL 33133 (“Assignor”), Meso Numismatics Inc. a Nevada Corporation having its principal place of business at 433 Plaza Real Suite 275 Boca Raton, Florida 3432 (“Assignee”), Global Stem Cells Group Inc. a Florida Corporation having its principal place of business at 14750 NW 77th Court, suite 304, Miami Lakes, Florida, 33016 USA (“Global”) and Benito Novas, CEO of Global, in his capacity as CEO and shareholder of Global and residing in Miami Florida (“BN”) (“Assignor, Assignee, Global and BN individually a “Party” and together the “Parties).

WHEREAS, Assignor, BN and Global previously entered into a Binding Letter of Intent entered into on May 23, 2019 and an Amendment to the Binding Letter of Intent entered into on September 11, 2019, (“Collectively the “Original LOI”) attached hereto as Annex A;

WHEREAS, Assignor desires to assign all of its rights, interests and obligations under the Original LOI to Assignee as set forth herein, and Assignee wishes to assume such rights, interests and obligations, the whole pursuant to the terms of a new Binding Letter of Intent simultaneously entered into with the execution of this Agreement, by and between Assignee, Global and BN (“New LOI”), attached hereto as Annex B;

WHEREAS Assignor, Global and BN agree that upon execution of this Agreement, the Original LOI will hereby be null and void and replaced in its entirety by the New LOI;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

3. Assignment.

I. Assignor hereby assigns and conveys to Assignee for the benefit of Assignee, its successors and assigns, all of Assignor’s rights, title and interest in and to the Original LOI, the whole pursuant to and as set forth in the New LOI (“Assignment”).

II. Global and BN agree to such Assignment and agree to irrevocably be bound by all of the terms and conditions of the New LOI.

III. Each of Assignor, Global and BN further agrees that any breach of this herein Section 1 shall be deemed a material breach of this Agreement and shall result in irreparable damage to Assignee. In the event of any such breach, Assignee shall be entitled to specific performance and immediate injunctive or other equitable relief, without the necessity of posting a bond against Assignor, Global and/or BN, as applicable. Any such relief shall be in addition to and not in lieu of any other relief by way of monetary damages or any other remedy in equity or at law that Assignee shall have the right to pursue each of Assignor, Global and BN, as applicable and/or its respective affiliates and its respective officers, employees, agents, or other representatives.

2. Assumption. In consideration for the Assignment, Assignee shall:

I. Assume, undertake and agree to hereafter pay, perform and discharge in accordance with their terms any and all of the liabilities, obligations and commitments pursuant to the New LOI;

II. Assume, and undertake and agree to hereafter pay, perform and discharge in accordance with their terms any and all of the liabilities, obligations and commitments of Assignor relating to certain debt appearing on Assignor’s books, the whole as enumerated and set forth in Annex C attached herein (the “Assigned Debt”); and

III. Issue to Assignor 1,000 shares of its Series CC Convertible Preferred Stock (“Preferred Shares”). Such Preferred Shares shall bear the preferences as set out herewith in Annex D. Such Preferred Shares when issued, shall be validly issued, fully paid and non-assessable, and free from all liens, claims and encumbrances with respect to the issue thereof and shall bear a restrictive legend if and as required pursuant to applicable securities law.

3. Release. Each of Assignor, Global and BN, agrees that upon the execution of this Agreement and the New LOI, each shall forever release each other from any and all obligations and liabilities under the Original LOI and each shall have no rights or claims one against the other under the Original LOI.

4. Representations and Warranties of Assignor.

I. Assignor represents and warrants to Assignee, Global and BN as of the execution of this Agreement, that:

a.	It has full right, power and authority to enter into this Agreement, and to perform all of its obligations hereunder;

b.	It has full power and authority to assign all of its rights, title and interests in the Original LOI and contained in this Agreement and to consummate the transactions contemplated herein, if and when applicable, without any further necessary or requisite approvals; and

c.	No provision of law and no contract to which Assignor is a party prevents Assignor from performing any of the obligations hereunder.

II. No representation or warranty made by Assignor in this Agreement, nor any document, written information, statement, financial statement, certificate, or exhibit prepared and furnished or to be prepared and furnished by Assignor or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished, to the best of Assignor’s Knowledge and belief.

III. The foregoing representations and warranties are made by Assignor with the knowledge and expectation that Assignee, Global and BN are placing reliance thereon.

5. Representations and Warranties of Assignee

I. Assignee represents and warrants to Assignor, Global and BN as of the execution of this Agreement, that:

a.	It has full right, power and authority to enter into this Agreement, and to perform all of its obligations hereunder;

b.	It has full power and authority to be assigned all of the rights, title and interests of the Assignor in the Original LOI and contained in this Agreement and to enter into the New LOI and consummate the transactions contemplated herein and, therein if and when applicable, without any further necessary or requisite approvals; and

c.	No provision of law and no contract to which Assignee is a party prevents Assignee from performing any of the obligations hereunder.

II. No representation or warranty made by Assignee in this Agreement, nor any document, written information, statement, financial statement, certificate, or exhibit prepared and furnished or to be prepared and furnished by Assignee or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished, to the best of Assignee’s knowledge and belief.

III. The foregoing representations and warranties are made by Assignee with the knowledge and expectation that Assignor, Global and BN are placing reliance thereon.

6. Representations and Warranties of each of Global and BN

II. Each of Global and BN represents and warrants to Assignor and Assignee as of the execution of this Agreement, that:

a.	Each of Global and BN has full right, power and authority to enter into this Agreement, and to perform all of its obligations hereunder;

b.	Each of Global and BN has full power and authority to agree to the assignment of all of the rights, title and interests of Assignor in the Original LOI to Assignee and contained in this Agreement, to enter into the New LOI and to consummate the transactions contemplated herein, and therein if and when applicable, without any further necessary or requisite approvals; and

c.	No provision of law and no contract to which each of Global and BN is a party prevents Global and/or BN from performing any of the obligations hereunder.

II. No representation or warranty made by each of Global and BN in this Agreement, nor any document, written information, statement, financial statement, certificate, or exhibit prepared and furnished or to be prepared and furnished by each of Global and BN or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished, to the best of each of Global’s and BN’s knowledge and belief.

III. The foregoing representations and warranties are made by each of Global and BN with the knowledge and expectation that Assignor and Assignee are placing reliance thereon.

7. Indemnification.

I. Each Party (the “Indemnifying Party”) agrees to indemnify, defend, and hold harmless the other Party (the “Indemnified Party”) from and against any and all claims, damages, and liabilities, including any and all expense and costs, legal or otherwise, caused by the negligent act or omission of the Indemnifying Party, its subcontractors, agents, or employees, incurred by the Indemnified Party in the investigation and defense of any claim, demand, or action arising out of any breach of the Indemnifying Party of this Agreement. The Indemnifying Party shall not be liable for any claims, damages, or liabilities caused by the sole negligence of the Indemnified Party, its subcontractors, agents, or employees.

II. The Indemnified Party shall notify promptly the Indemnifying Party of the existence of any claim, demand, or other matter to which the Indemnifying Party’s indemnification obligations would apply, and shall give them a reasonable opportunity to settle or defend the same at their own expense and with counsel of their own selection, provided that the Indemnified Party shall at all times also have the right to fully participate in the defense. If the Indemnifying Party, within a reasonable time after this notice, fails to take appropriate steps to settle or defend the claim, demand, or the matter, the Indemnified Party shall, upon written notice, have the right, but not the obligation, to undertake such settlement or defense and to compromise or settle the claim, demand, or other matter on behalf, for the account, and at the risk, of the Indemnifying Party.

III. The rights and obligations of the Parties under this Article shall be binding upon and inure to the benefit of any successors, assigns, and heirs of the Parties.

8. Miscellaneous.

I. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, shall confer on any person or entity other than the Parties, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, including any third party beneficiary rights.

II. This Agreement including the recitals and all of the Annexes attached hereto, sets forth the entire understanding of the Parties with respect to the subject matter hereof, and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the Parties. This Agreement may be amended only by a writing executed by each of the Parties on the subject matter hereof.

III. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without giving effect to the principles of conflict of law.

IV. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered, sent by electronic means to the address as shall have been communicated by each Party to the other Parties, or by established overnight courier to the addresses first stated above.

V. This Agreement may not be amended except by instrument in writing signed by each of the Parties.

VI. Each Party shall cooperate and take such action as may be reasonably requested by another Party in order to carry out the provisions and purposes of this Agreement.

VII. If any one or more of the provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

VIII. The recitals to this Agreement are incorporated herein by this reference and made a material part of this Agreement.

IX. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Facsimile or electronic signatures of the undersigned Parties will have the same force and effect as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed and delivered this Assignment and Assumption Agreement as of the date first above written.

GLOBAL STEM CELLS GROUP INC.		MESO NUMISMATICS INC.

By:	/s/: Benito Novas	By:	/s/: Melvin Pereira
	Benito Novas, CEO		Melvin Pereira, CEO

BENITO NOVAS	LANS HOLDINGS INC.

/s/: Benito Novas	By:	/s/: Trevor Allen
Trevor Allen, CEO

ANNEX C

Issue Date of Convertible Debenture	Maturity Date	Interest Rate	Principal Amount at Issuance
December 12, 2016 (a) (1)(3)	December 12, 2017	10%	$85,000
December 15, 2016 (b) (1)(3)	September 15, 2017	12%	$85,000
June 15, 2018 (a) (1)(2)	June 15, 2021	15%	$18,460
June 15, 2018 (b) (1)(2)	June 15, 2021	15%	$72,356
June 15, 2018 (c) (1)(2)	June 15, 2021	15%	$12,661
June 15, 2018 (d) (1)(2)	June 15, 2021	15%	$4,496
May 16, 2019 (e) (1)(3)	May 16, 2020	15%	$18,000
June 28, 2019 (f) (1)(3)	June 28, 2020	15%	$90,000
July 15, 2019 (g) (1)(3)	July 15, 2020	15%	$19,000
August 2, 2019 (h) (1)(3)	August 2, 2020	15%	$28,000
September 17, 2019 (i) (1)(3)	September 17, 2020	15%	$32,000

(1)	Default annual interest rate 24%
(2)	50% discount of lowest trading price with 20 day look back
(3)	Default Conversion price lowest of $0.007 or 65% discount of lowest trading price with 25 day look back
(a)	Adjusted principal post default $27,690
(b)	Adjusted principal post default $108,534
(c)	Adjusted principal post default $18,842
(d)	Adjusted principal post default $6,744
(e)	Adjusted principal post default $83,000
(f)	Adjusted principal post default $191,000
(g)	Adjusted principal post default $84,500
(h)	Adjusted principal post default $98,000
(i)	Adjusted principal post default $92,000

ANNEX D

CERTIFICATE OF DESIGNATIONS PREFERENCES AND RIGHTS OF SERIES CC

CONVERTIBLE PREFERRED STOCK OF MESO NUMISMATICS INC.

A NEVADA CORPORATION

I. DESIGNATION AND AMOUNT

There shall be a series of preferred stock designated as “Series CC Convertible Preferred Stock”, and the number of shares constituting such series shall be 1,000 par value $0.001. Such series is referred to herein as the “Series CC Convertible Preferred Stock”.

II. DIVIDENDS

The holders of the Series CC Convertible Preferred Stock shall not be entitled to receive dividends.

III. OPTIONAL REDEMPTION.

(a) At any time prior to November 22, 2022 (“Automatic Conversion Date ”) the Corporation may redeem for cash out of funds legally available therefor, any or all of the outstanding Series CC Convertible Preferred Stock (“Optional Redemption”) at a price equal to $1,000 per share.

(b) Should the Corporation exercise the right of Optional Redemption it shall provide each holder of Preferred Stock with at least 20 days’ notice of any proposed optional redemption pursuant this Article III (an “Optional Redemption Notice”). Any optional redemption pursuant to this Article III shall be made ratably among holders in proportion to the Liquidation Value of Preferred Stock then outstanding and held by such holders. The Optional Redemption Notice shall state the Liquidation Value of Preferred Stock to be redeemed and the date on which the Optional Redemption is to occur (which shall not be less than thirty (30) or more than sixty (60) Business Days after the date of delivery of the Optional Redemption Notice) and shall be delivered by the Corporation to the holders at the address of such holder appearing on the register of the Corporation for the Preferred Stock. Within seven (5) business days after the date of delivery of the Optional Redemption Notice, each holder shall provide the Corporation with instructions as to the account to which payments associated with such Optional Redemption should be deposited. On the date of the Optional Redemption, provided for in the relevant Optional Redemption Notice, (A) the Corporation will deliver the redemption amount via wire transfer to the account designated by the holders, and (B) the holders will deliver the certificates relating to that number of shares of Preferred Stock being redeemed, duly executed for transfer or accompanied by executed stock powers, in either case, transferring that number of shares to be redeemed. Upon the occurrence of the wire transfer (or, in the absence of a holder designating an account to which funds should be transferred, delivery of a certified or bank cashier’s check in the amount due such holder in connection with such Optional Redemption to the address of such holder appearing on the register of the Corporation for the Preferred Stock), that number of shares of Preferred Stock redeemed pursuant to such Optional Redemption as represented by the previously issued certificates will be deemed no longer outstanding.

IV. CONVERSION

(a) The holder may, from time to time and at any time prior to the Automatic Conversion Date, convert part or all of its shares of Series CC Convertible Preferred Stock into a number of fully paid and nonassessable shares of common stock at a price per share determined by dividing the number of issued and outstanding shares of common stock of the Company on the date of conversion, by 1,000 and multiplying the result by 0.8 (Conversion Price”).

(b) Automatic Conversion. Notwithstanding the foregoing, any and all remaining issued and outstanding shares of Series CC Convertible Preferred Stock shall automatically convert at the Conversion Price, on the Automatic Conversion Date.

(c) Mechanics of Conversion. To convert the Series CC Convertible Preferred Stock, a holder shall: (i) email, fax (or otherwise deliver by other means resulting in notice) a copy of a fully executed notice of conversion in the form provided by the Company and (ii) within three (3) business days surrender or cause to be surrendered to the Company the certificates representing the Series CC Convertible Preferred Stock being converted (the “Preferred Stock Certificates”) accompanied by duly executed stock powers and the original executed version of a notice of conversion. The date of the Company’s receipt of the notice of conversion shall be the “Conversion Date”.

(d) Conversion Disputes. In the case of any dispute with respect to a conversion, the Company shall promptly issue such number of shares of common stock as are not disputed in accordance with the other provisions of this Article III. If such dispute involves the calculation of the Conversion Price, the Company shall submit the disputed calculations to an independent accounting firm, acceptable to holder, via facsimile within two (2) business days of receipt of the notice of conversion. The accounting firm shall audit the calculations and notify the Company and the holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accounting firm’s calculation shall be deemed conclusive, absent manifest error. The Company shall then issue the appropriate number of shares of common stock in accordance with this Article III.

(e) Timing of Conversion. No later than the third business day following the Conversion Date (the “Delivery Period”), provided that the Company has received prior to such date the Preferred Stock Certificates, the Company shall deliver to the holder (or at its direction) (x) that number of shares of common stock issuable upon conversion of the number of Series CC Convertible Preferred Stock being converted and (y) a certificate representing the number of Series CC Convertible Preferred Stock not being converted, if any. The person or persons entitled to receive shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares at the close of business on the Conversion Date and such shares shall be issued at such time, unless the notice of conversion is revoked as provided in Article III(e). The Delivery Period shall be extended until the business day following the date of delivery to the Company of the Preferred Stock Certificates to be converted.

(f) Revocation of notice of conversion. In addition to any other remedies which may be available to the holder, in the event the Company fails for any reason to effect delivery to the holder of certificates representing the shares of common stock receivable upon conversion of the Series CC Convertible Preferred Stock by the business day following the expiration of the Delivery Period, the holder may revoke the notice of conversion by delivering a notice to such effect to the Company. Upon receipt by the Company of such a revocation notice, the Company shall immediately return the subject Preferred Stock Certificates and other conversion documents, if any, delivered by holder, to the holder, and the Company and the holder shall each be restored to their respective positions held immediately prior to delivery of the notice of conversion.

(g) Stamp, Documentary and Other Similar Taxes. The Company shall pay all stamp, documentary, issuance and other similar taxes which may be imposed with respect to the issuance and delivery of the shares of common stock pursuant to conversion of the Series CC Convertible Preferred Stock; provided that the Company will not be obligated to pay stamp, transfer or other taxes resulting from the issuance of common stock to any person other than the registered holder of the Series CC Convertible Preferred Stock.

(h) No Fractional Shares. No fractional shares of common stock are to be issued upon the conversion of Series CC Convertible Preferred Stock, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Closing Bid Price on the Conversion Date of a share of common stock; provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment any fractional shares of common stock shall be rounded up to the next whole number.

(i) Electronic Transmission. In lieu of delivering physical certificates representing the common stock issuable upon conversion, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (the “FAST Program”), upon request of a holder who shall have previously instructed such holder’s prime broker to confirm such request to the Company’s transfer agent and upon the holder’s compliance with Article III(b), the Company shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the common stock issuable upon conversion to the holder by crediting the account of holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. Subject to the foregoing, the Company will use its commercially reasonable efforts to maintain the eligibility of its common stock for the FAST Program.

V. RESERVATION OF AUTHORIZED SHARES OF COMMON STOCK

Subject to the provisions of this Article IV, the Company shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the Series CC Convertible Preferred Stock a sufficient number of shares of common stock to provide for the conversion of all outstanding Series CC Convertible Preferred Stock upon issuance of shares of common stock (the “Reserved Amount”). If the Reserved Amount for any three (3) consecutive trading days (the last of such three (3) trading days being the “Authorization Trigger Date”) is less than one hundred seventy-five percent (175%) of the number of shares of common stock issuable on such trading days upon conversion of the outstanding Series CC Convertible Preferred Stock (without giving effect to any limitation on conversion or exercise thereof) then the Company shall immediately take all necessary action (including stockholder approval to authorize the issuance of additional shares of common stock) to increase the Reserved Amount to two hundred percent (200%) of the number of shares of common stock issuable upon conversion of the outstanding Series CC Convertible Preferred Stock (without giving effect to any limitation on conversion or exercise thereof).

VI. FAILURE TO CONVERT

If, at any time, (x) the Conversion Date has occurred and the Company fails for any reason to deliver, on or prior to the second business day following the expiration of the Delivery Period for such conversion (said period of time being the “Extended Delivery Period”), such number of shares of common stock to which such holder is entitled upon such conversion, or (y) the Company provides notice (including by way of public announcement) to any holder at any time of its intention not to issue shares of common stock upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such holder’s allocated portion of the Reserved Amount) (each of (x) and (y) being a “Conversion Default”), then the Company shall pay to the affected holder, in the case of a Conversion Default described in clause (x) above, and to all holders, in the case of a Conversion Default described in clause (y) above, an amount equal to 1% of the Face Amount of the Series CC Convertible Preferred Stock with respect to which the Conversion Default exists (which amount shall be deemed to be the aggregate Face Amount of all outstanding Series CC Convertible Preferred Stock in the case of a Conversion Default described in clause (y) above) for each day thereafter until the Cure Date. “Cure Date” means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Company effects the conversion of the portion of the Series CC Convertible Preferred Stock submitted for conversion and (ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Company undertakes in writing to issue common stock in satisfaction of all conversions of Series CC Convertible Preferred Stock in accordance with the terms of this Certificate of Designation (provided that the Company thereafter so performs such obligations). The Company shall promptly provide each holder with notice of the occurrence of a Conversion Default with respect to any of the other holders.

VII. RANK

All shares of the Series CC Convertible Preferred Stock shall rank (i) prior to the common stock; and (ii) pari passu with any class or series of capital stock of the Company hereafter created (with the consent of a majority of the holders obtained in accordance with Article IX hereof) specifically ranking, by its terms, on parity with the Series CC Convertible Preferred Stock (the “pari passu Securities”); and (iii) junior to any class or series of capital stock of the Company hereafter created (with the consent of a majority of the holders obtained in accordance with Article IX hereof) specifically ranking, by its terms, senior to the Series CC Convertible Preferred Stock (the “Senior Securities”), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. The Liquidation Preference with respect to any pari passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

VIII. VOTING RIGHTS. Subject to Article IX below, no holder of the Series CC Convertible Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Company for their vote, waiver, release or other action.

IX. PROTECTION PROVISIONS So long as any Series CC Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the approval of a majority of the holders: (a) alter or change the rights, preferences or privileges of the Series CC Convertible Preferred Stock; and/or (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series CC Convertible Preferred Stock.

X. MISCELLANEOUS

A. Lost or Stolen Certificates. Upon receipt by the Company of (x) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Series CC Convertible Preferred Stock Certificate(s), the Company shall execute and deliver new Series CC Convertible Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost, stolen, destroyed or mutilated Preferred Stock Certificate(s) if the holder contemporaneously requests the Company to convert such Series CC Convertible Preferred Stock. Statements of Available Shares. Upon request, the Company shall deliver to the holder a written report notifying the holder of any occurrence which prohibits the Company from issuing common stock upon any such conversion. The report shall also specify (i) the total number of shares of common stock which are reserved for issuance upon conversion of the Series CC Convertible Preferred Stock as of the date of the request, and (ii) the total number of shares of common stock which may thereafter be issued by the Company upon conversion of the Series CC Convertible Preferred Stock before the Company would exceed the Reserved Amount. The Company shall, within five (5) days after delivery to the Company of a written request by any holder, provide all of the information enumerated in clauses (i) – (2) of this Article X(B) and, at the request of a holder, make public disclosure thereof.

ANNEX E

FORM OF AMENDMENT TO SERIES CC DESIGNATION

AMENDEMENT TO CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF SERIES CC CONVERTIBLE PREFERRED STOCK OF MESO NUMISMATICS INC.

A NEVADA CORPORATION

XI. DESIGNATION AND AMOUNT

There shall be a series of preferred stock designated as “Series CC Convertible Preferred Stock”, and the number of shares constituting such series shall be 8,000,000 par value $0.001. Such series is referred to herein as the “Series CC Convertible Preferred Stock”.

XII. DIVIDENDS

The holders of the Series CC Convertible Preferred Stock shall not be entitled to receive dividends.

XIII. OPTIONAL REDEMPTION.

(a) At any time prior to the date that is two years from the date of issuance of the Series CC Convertible Preferred Stock (“Automatic Conversion Date ”) the Corporation may redeem for cash out of funds legally available therefor, any or all of the outstanding Series CC Convertible Preferred Stock (“Optional Redemption”) at a price equal to $1.25 per share.

(b) Should the Corporation exercise the right of Optional Redemption it shall provide each holder of Preferred Stock with at least 20 days’ notice of any proposed optional redemption pursuant this Article III (an “Optional Redemption Notice”). Any optional redemption pursuant to this Article III shall be made ratably among holders in proportion to the Liquidation Value of Preferred Stock then outstanding and held by such holders. The Optional Redemption Notice shall state the Liquidation Value of Preferred Stock to be redeemed and the date on which the Optional Redemption is to occur (which shall not be less than thirty (30) or more than sixty (60) Business Days after the date of delivery of the Optional Redemption Notice) and shall be delivered by the Corporation to the holders at the address of such holder appearing on the register of the Corporation for the Preferred Stock. Within seven (5) business days after the date of delivery of the Optional Redemption Notice, each holder shall provide the Corporation with instructions as to the account to which payments associated with such Optional Redemption should be deposited. On the date of the Optional Redemption, provided for in the relevant Optional Redemption Notice, (A) the Corporation will deliver the redemption amount via wire transfer to the account designated by the holders, and (B) the holders will deliver the certificates relating to that number of shares of Preferred Stock being redeemed, duly executed for transfer or accompanied by executed stock powers, in either case, transferring that number of shares to be redeemed. Upon the occurrence of the wire transfer (or, in the absence of a holder designating an account to which funds should be transferred, delivery of a certified or bank cashier’s check in the amount due such holder in connection with such Optional Redemption to the address of such holder appearing on the register of the Corporation for the Preferred Stock), that number of shares of Preferred Stock redeemed pursuant to such Optional Redemption as represented by the previously issued certificates will be deemed no longer outstanding.

XIV. CONVERSION

(a) The holder may, from time to time and at any time prior to the Automatic Conversion Date, convert part or all of its shares of Series CC Convertible Preferred Stock into a number of fully paid and nonassessable shares of common stock at a price per share determined by dividing the number of issued and outstanding shares of common stock of the Company on the date of conversion, by 8,000,000 and multiplying the result by 2.7 (Conversion Price”).

(b) Automatic Conversion. Notwithstanding the foregoing, any and all remaining issued and outstanding shares of Series CC Convertible Preferred Stock shall automatically convert at the Conversion Price, on the Automatic Conversion Date.

(c) Mechanics of Conversion. To convert the Series CC Convertible Preferred Stock, a holder shall: (i) email, fax (or otherwise deliver by other means resulting in notice) a copy of a fully executed notice of conversion in the form provided by the Company and (ii) within three (3) business days surrender or cause to be surrendered to the Company the certificates representing the Series CC Convertible Preferred Stock being converted (the “Preferred Stock Certificates”) accompanied by duly executed stock powers and the original executed version of a notice of conversion. The date of the Company’s receipt of the notice of conversion shall be the “Conversion Date”.

(d) Conversion Disputes. In the case of any dispute with respect to a conversion, the Company shall promptly issue such number of shares of common stock as are not disputed in accordance with the other provisions of this Article III. If such dispute involves the calculation of the Conversion Price, the Company shall submit the disputed calculations to an independent accounting firm, acceptable to holder, via facsimile within two (2) business days of receipt of the notice of conversion. The accounting firm shall audit the calculations and notify the Company and the holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accounting firm’s calculation shall be deemed conclusive, absent manifest error. The Company shall then issue the appropriate number of shares of common stock in accordance with this Article III.

(e) Timing of Conversion. No later than the third business day following the Conversion Date (the “Delivery Period”), provided that the Company has received prior to such date the Preferred Stock Certificates, the Company shall deliver to the holder (or at its direction) (x) that number of shares of common stock issuable upon conversion of the number of Series CC Convertible Preferred Stock being converted and (y) a certificate representing the number of Series CC Convertible Preferred Stock not being converted, if any. The person or persons entitled to receive shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares at the close of business on the Conversion Date and such shares shall be issued at such time, unless the notice of conversion is revoked as provided in Article III(e). The Delivery Period shall be extended until the business day following the date of delivery to the Company of the Preferred Stock Certificates to be converted.

(f) Revocation of notice of conversion. In addition to any other remedies which may be available to the holder, in the event the Company fails for any reason to effect delivery to the holder of certificates representing the shares of common stock receivable upon conversion of the Series CC Convertible Preferred Stock by the business day following the expiration of the Delivery Period, the holder may revoke the notice of conversion by delivering a notice to such effect to the Company. Upon receipt by the Company of such a revocation notice, the Company shall immediately return the subject Preferred Stock Certificates and other conversion documents, if any, delivered by holder, to the holder, and the Company and the holder shall each be restored to their respective positions held immediately prior to delivery of the notice of conversion.

(g) Stamp, Documentary and Other Similar Taxes. The Company shall pay all stamp, documentary, issuance and other similar taxes which may be imposed with respect to the issuance and delivery of the shares of common stock pursuant to conversion of the Series CC Convertible Preferred Stock; provided that the Company will not be obligated to pay stamp, transfer or other taxes resulting from the issuance of common stock to any person other than the registered holder of the Series CC Convertible Preferred Stock.

(h) No Fractional Shares. No fractional shares of common stock are to be issued upon the conversion of Series CC Convertible Preferred Stock, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Closing Bid Price on the Conversion Date of a share of common stock; provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment any fractional shares of common stock shall be rounded up to the next whole number.

(i) Electronic Transmission. In lieu of delivering physical certificates representing the common stock issuable upon conversion, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (the “FAST Program”), upon request of a holder who shall have previously instructed such holder’s prime broker to confirm such request to the Company’s transfer agent and upon the holder’s compliance with Article III(b), the Company shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the common stock issuable upon conversion to the holder by crediting the account of holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. Subject to the foregoing, the Company will use its commercially reasonable efforts to maintain the eligibility of its common stock for the FAST Program.

XV. RESERVATION OF AUTHORIZED SHARES OF COMMON STOCK

Subject to the provisions of this Article IV, the Company shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the Series CC Convertible Preferred Stock a sufficient number of shares of common stock to provide for the conversion of all outstanding Series CC Convertible Preferred Stock upon issuance of shares of common stock (the “Reserved Amount”). If the Reserved Amount for any three (3) consecutive trading days (the last of such three (3) trading days being the “Authorization Trigger Date”) is less than one hundred seventy-five percent (175%) of the number of shares of common stock issuable on such trading days upon conversion of the outstanding Series CC Convertible Preferred Stock (without giving effect to any limitation on conversion or exercise thereof) then the Company shall immediately take all necessary action (including stockholder approval to authorize the issuance of additional shares of common stock) to increase the Reserved Amount to two hundred percent (200%) of the number of shares of common stock issuable upon conversion of the outstanding Series CC Convertible Preferred Stock (without giving effect to any limitation on conversion or exercise thereof).

XVI. FAILURE TO CONVERT

If, at any time, (x) the Conversion Date has occurred and the Company fails for any reason to deliver, on or prior to the second business day following the expiration of the Delivery Period for such conversion (said period of time being the “Extended Delivery Period”), such number of shares of common stock to which such holder is entitled upon such conversion, or (y) the Company provides notice (including by way of public announcement) to any holder at any time of its intention not to issue shares of common stock upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such holder’s allocated portion of the Reserved Amount) (each of (x) and (y) being a “Conversion Default”), then the Company shall pay to the affected holder, in the case of a Conversion Default described in clause (x) above, and to all holders, in the case of a Conversion Default described in clause (y) above, an amount equal to 1% of the Face Amount of the Series CC Convertible Preferred Stock with respect to which the Conversion Default exists (which amount shall be deemed to be the aggregate Face Amount of all outstanding Series CC Convertible Preferred Stock in the case of a Conversion Default described in clause (y) above) for each day thereafter until the Cure Date. “Cure Date” means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Company effects the conversion of the portion of the Series CC Convertible Preferred Stock submitted for conversion and (ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Company undertakes in writing to issue common stock in satisfaction of all conversions of Series CC Convertible Preferred Stock in accordance with the terms of this Certificate of Designation (provided that the Company thereafter so performs such obligations). The Company shall promptly provide each holder with notice of the occurrence of a Conversion Default with respect to any of the other holders.

XVII. RANK

All shares of the Series CC Convertible Preferred Stock shall rank (i) prior to the common stock; and (ii) pari passu with any class or series of capital stock of the Company hereafter created (with the consent of a majority of the holders obtained in accordance with Article IX hereof) specifically ranking, by its terms, on parity with the Series CC Convertible Preferred Stock (the “pari passu Securities”); and (iii) junior to any class or series of capital stock of the Company hereafter created (with the consent of a majority of the holders obtained in accordance with Article IX hereof) specifically ranking, by its terms, senior to the Series CC Convertible Preferred Stock (the “Senior Securities”), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. The Liquidation Preference with respect to any pari passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

XVIII. VOTING RIGHTS. Subject to Article IX below, no holder of the Series CC Convertible Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Company for their vote, waiver, release or other action.

XIX. PROTECTION PROVISIONS So long as any Series CC Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the approval of a majority of the holders: (a) alter or change the rights, preferences or privileges of the Series CC Convertible Preferred Stock; and/or (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series CC Convertible Preferred Stock.

XX. MISCELLANEOUS

B. Lost or Stolen Certificates. Upon receipt by the Company of (x) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Series CC Convertible Preferred Stock Certificate(s), the Company shall execute and deliver new Series CC Convertible Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost, stolen, destroyed or mutilated Preferred Stock Certificate(s) if the holder contemporaneously requests the Company to convert such Series CC Convertible Preferred Stock. Statements of Available Shares. Upon request, the Company shall deliver to the holder a written report notifying the holder of any occurrence which prohibits the Company from issuing common stock upon any such conversion. The report shall also specify (i) the total number of shares of common stock which are reserved for issuance upon conversion of the Series CC Convertible Preferred Stock as of the date of the request, and (ii) the total number of shares of common stock which may thereafter be issued by the Company upon conversion of the Series CC Convertible Preferred Stock before the Company would exceed the Reserved Amount. The Company shall, within five (5) days after delivery to the Company of a written request by any holder, provide all of the information enumerated in clauses (i) – (2) of this Article X(B) and, at the request of a holder, make public disclosure thereof.